Exhibit 23.04


              PUBLIC SERVICE COMPANY OF NORTH CAROLINA INCORPORATED
                                1426 Main Street
                         Columbia, South Carolina 29201



CONSENT OF INDEPENDENT PUBLIC ACCOUTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-68516 on Form S-3 of our report dated November 4, 1999 (except with respect to the matters discussed in Note 13, as to which the date is December 17, 1999), included in Public Service Company of North Carolina, Incorporated's Form 10-K for the year ended September 30, 1999, and to all references to our Firm included in this registration statement.




s/Arthur Andersen LLP
Arthur Andersen LLP
Charlotte, North Carolina
March 18, 2002